Exhibit 10.24

FORM OF

NOTICE OF GRANT OF STOCK OPTIONS

Under the Employment Agreement, dated January 1, 2020, between Motorsport Games Inc. (formerly Motorsport Gaming US, LLC) and Dmitry Kozko

This Stock Option Agreement consists of this Notice of Grant of Stock Options (the “Grant Notice”) and the Stock Option Award Agreement immediately following. The Stock Option Agreement sets forth the specific terms and conditions governing Stock Option Awards under the Employment Agreement, dated January 1, 2020, between Motorsport Games Inc. (formerly Motorsport Gaming US, LLC) and Dmitry Kozko (the “Employment Agreement”). All of the terms of the Employment Agreement are incorporated herein by reference.

Name of Optionee:	Dmitry Kozko
Total No. of shares of Class A Common Stock of Motorsport Games Inc. subject to the Option:	[Number]
Date of Grant:	[Date]
Expiration Date:	[Date]
Exercise Price:	$[____]
Vesting Schedule:	[_________________]

by executing this stock option AGREEMENT, optionee acknowledges that he or she has read and understands the provisions of this grant NOTICE and the Employment agreement, and agrees that this grant NOTICE, the award agreement AND THE Employment agreement shall govern the terms and conditions of thIS AWARD.

IN WITNESS WHEREOF, the Company and Optionee have duly executed this Stock Option Agreement, and this Stock Option Agreement shall be effective as of the Date of Grant set forth above.

MOTORSPORT GAMES INC.	OPTIONEE

By:
Print Name:	Signature
Its:

Print Name

FORM OF

STOCK OPTION AWARD AGREEMENT

Under the Employment Agreement, dated January 1, 2020, between Motorsport Games Inc. (formerly Motorsport Gaming US, LLC) and Dmitry Kozko

This Stock Option Award Agreement (this “Agreement”) is between Motorsport Games Inc. (formerly Motorsport Gaming US, LLC) (the “Company”) and Dmitry Kozko (the “Optionee”) (the “Grant Notice”), and is effective as of the grant date referenced in the Grant Notice (the “Date of Grant”).

RECITALS

A. The Compensation Committee (the Committee”) of the Board of Directors of the Company has ratified and the stockholder(s) of the Company have approved the equity awards to the Optionee under Section 5.3 of the Employment Agreement, dated January 1, 2020, between the Company and the Optionee (the “Employment Agreement”) to promote the interests and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward the Optioned performing services for the Company in his capacity as the chief executive officer of the Company and by motivating the Optionee to contribute to the continued growth and profitability of the Company.

B. The Committee has approved the grant of Stock Options to Optionee pursuant to Section 5.3 of the Employment Agreement.

C. To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Employment Agreement.

D. In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Optionee agree as follows:

AGREEMENT

1. Grant of Option. Subject to the terms of this Agreement and Section 5.3 of the Employment Agreement, the Company grants to Optionee the right and option to purchase from the Company all or any part of the aggregate number of shares of Class A common stock of the Company (the “Stock”) specified in the Grant Notice (“Option”).

2. Exercise Price. The exercise price under this Agreement is the exercise price per share of Stock specified in the Grant Notice, as determined by the Committee, which shall not be less than the market price of a share of Stock on the Date of Grant.

3. Vesting of Option. Subject to the Optionee’s continued employment, the Option shall vest and become exercisable according to the vesting schedule set forth in the Grant Notice.

4. Exercise of Option. This Option may be exercised in whole or in part at any time after it vests in accordance with Section 3 and before the Option expires by delivery of a written notice of exercise (under Section 5 below) and payment of the exercise price. The exercise price may be paid in cash, or shares of Stock (through actual tender or by attestation), or such other method permitted by the Committee (including broker-assisted “cashless exercise” arrangements) and communicated to Optionee before the date Optionee exercises the Option.

5. Method of Exercising Option. Subject to the terms of this Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company. The notice shall state Optionee’s election to exercise the Option and the number of underlying shares in respect of which an election to exercise has been made. Such notice shall be signed by Optionee, or if the Option is exercised by a person or persons other than Optionee because of Optionee’s death, such notice must be signed by such other person or persons and shall be accompanied by proof acceptable to the Committee of the legal right of such person or persons to exercise the Option.

6. Term of Option. The Option granted under this Agreement expires, unless sooner terminated, ten (10) years from the Date of Grant, through and including the normal close of business of the Company on the tenth (10th) anniversary of the Date of Grant (the “Expiration Date”).

7. Termination of Employment.

(a) If Optionee’s employment is terminated at any time during the Term by Optionee for Good Reason or by the Company for any reason (including in the event of the death of Optionee or upon Optionee becoming Disabled) other than Cause or in the event of a Change in Control during Optionee’s employment with the Company, then (1) the not yet vested Option granted under this Agreement (or a part thereof if the Option granted under this Agreement is vesting in parts) shall be vested upon such termination or the effective date of such Change in Control (as applicable) and (2) the vested Option granted under this Agreement (or a part thereof if the Option granted under this Agreement is vesting in parts) shall not be forfeited by Optionee. In no event shall the Option be exercisable after the Expiration Date.

(b) If Optionee’s employment is terminated is terminated at any time during the Term either (1) by Optionee for any reason (other than Good Reason) or (2) by the Company for Cause, the not yet vested Option granted under this Agreement (or a part thereof if the Option granted under this Agreement is vesting in parts) shall be forfeited by Optionee. In no event shall the Option be exercisable after the Expiration Date.

8. Nontransferability of Options. The Options granted by this Agreement shall not be transferable by Optionee or any other person claiming through Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as otherwise provided by the Committee.

9. No Right to Continued Employment. This Agreement shall not be construed to confer upon Optionee any right to continue employment with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate Optionee’s employment at any time.

10. Conflict. This Agreement shall at all times be subject to the terms and conditions of the Employment Agreement. In the event of any conflict between the terms and conditions of this Agreement and the Employment Agreement, the provisions of the Employment Agreement shall control.

11. Adjustments. The number of shares of Stock issued to Optionee pursuant to this Agreement and the exercise price per share of Stock under this Agreement shall be adjusted in the event of a change in the Company’s capital structure (including in the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change.

12. Securities Laws Compliance. The Company shall not be required to deliver any shares of Stock pursuant to the exercise of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal or state securities laws or regulations.

13. No Shareholders Rights. Optionee will have no voting rights or any other rights as a shareholder of the Company with respect to the Option until the Company issues the stock certificates representing the shares of Stock underlying the Option.

14. Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Delaware.

15. Amendment. Except as otherwise provided in the Employment Agreement, this Agreement may be amended only by a written agreement executed by the Company and Optionee. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

16. Issuance Subject to Applicable Exemption. Optionee understands and acknowledges that: (i) the issuance of the Option shall not be qualified or registered under the Securities Act of 1933, as amended (the “Act”), or under any applicable “Blue Sky” laws or other applicable rules and regulations in reliance on the applicable exemption; (ii) the Option and the Stock issued or issuable upon exercise of the Option are “restricted securities” under the Act and that such securities are being acquired from the Company in a transaction not involving a public offering, and that such securities may be resold without a registration under the Act only in certain limited circumstances and that otherwise such securities must be held indefinitely. As a condition precedent to the award of the Option, Optionee shall deliver to the Company, not later than the date of the grant of the Option, a filled out and signed by Optionee accredited investors questionnaire and standard subscription agreement containing investor’s representations and warranties acceptable to the Company and its counsel.